                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 29, 1997



                        COMMISSION FILE NUMBER 0-20905


                    UNITED PAYORS & UNITED PROVIDERS, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                                     51-0374698
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)


        2275 RESEARCH BOULEVARD, 6TH FLOOR, ROCKVILLE, MARYLAND  20850
              (Address of principal executive offices, Zip Code)

                                (301) 548-1000
               (Registrant's phone number, including area code)



                                Not Applicable
           --------------------------------------------------------
             (Former name, former address and former fiscal year,
                         if changed since last report)

ITEM 1.  (Not Applicable)

ITEM 2.  ACQUISITION

   Effective December 31, 1995, United Payors & United Providers, Inc. (the "Company") entered into an agreement with America's Health Plan, Inc., an indirect wholly-owned subsidiary of Principal Mutual Life Insurance Company ("Principal Mutual"), whereby specified payor clients representing approximately 40% of America's Health Plan, Inc.'s revenues for the year ended December 31, 1995, were transferred to the Company. Principal Mutual owns approximately 38% of the Company's Common Stock.

   On September 29, 1997, the Company acquired the remaining operations of America's Health Plan for a purchase price of approximately $14.8 million with additional contingent purchase price payments through the year 2001 possible, if revenues exceed pre-determined targets.

   America's Health Plan, Inc. develops and markets it proprietary health care provider network for access by payors of health care costs such as insurers, third-party administrators and unions. The name of America's Health Plan, Inc. was changed to UP&UP, Inc. immediately prior to the closing. In connection with the acquisition, the Company was granted the right to operate the health care provider network under the name AMERICA'S HEALTH PLAN.

ITEMS 3-6.  (Not Applicable)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  The following financial statements, pro forma financial information and exhibits are filed as part of this report.

(a)  Financial Statements of the Business Acquired.

     (1) UP&UP, Inc. (formerly America's Health Plan, Inc.) Balance Sheets as of December 31, 1996 and 1995.

     (2) UP&UP, Inc. (formerly America's Health Plan, Inc.) Statements of Operations for the Years Ended December 31, 1996 and 1995.

     (3) UP&UP, Inc. (formerly America's Health Plan, Inc.) Statements of Stockholder's Equity for the Years Ended December 31, 1996 and 1995.

     (4) UP&UP, Inc. (formerly America's Health Plan, Inc.) Statements of Cash Flows for the Years Ended December 31, 1996 and 1995.

     (5) Notes to Financial Statements.

     (6) Report of Independent Auditors.

     (7) UP&UP, Inc. (formerly America's Health Plan, Inc.) Unaudited June 30, 1997 Balance Sheet.

     (8) UP&UP, Inc. (formerly America's Health Plan, Inc.) Unaudited Statements of Operations and Cash Flows for the Six Months Ended June 30, 1997 and 1996.

     (9) Notes to the Unaudited June 30, 1997 Financial Statements.

(b)  Pro Forma Consolidated Financial Information.

     (1) Introduction.

     (2) Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997.

     (3) Unaudited Pro Forma Consolidated Statements of Operations for the Six Months Ended June 30, 1997 and the Year Ended December 31, 1996.

     (4) Notes to Unaudited Pro Forma Consolidated Financial Statements.

(c)  Exhibits.


     Exhibit No.                Description
     -----------                -----------

       10.7 Stock Purchase Agreement between United Payors & United Providers, Inc. and Principal Holding Company, a wholly-owned subsidiary of Principal Mutual Life Insurance Company, dated September 29, 1997.







                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     UNITED PAYORS & UNITED PROVIDERS, INC.


Date:  October 13, 1997              By: /s/ EDUARDO V. FEITO
                                        ----------------------------------------
                                         Eduardo V. Feito
                                         Controller and Chief Accounting Officer

(a)  Financial Statements of the Business Acquired.

                                  UP&UP, INC.
                    (formerly America's Health Plan, Inc.)
                                BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                -----------------------------------------
                                                                        1996                   1995
                                                                ------------------     ------------------
                                  ASSETS
Current assets:
   Cash and cash equivalents                                           $ 6,769,899            $20,689,837
   Short term investment (Note 2)                                               --              1,021,563
   Accounts receivable - trade                                           2,100,608              6,974,152
   Accounts receivable - Principal Mutual (Note 3)                       1,300,999              1,724,400
   Prepaid expenses                                                        457,137                600,183
                                                                ------------------     ------------------
Total current assets                                                    10,628,643             31,010,135
                                                                ------------------     ------------------

Fixed assets:
   Leasehold improvements                                                   77,584                 25,286
   Furniture and equipment                                               1,128,667                914,098
   Data processing equipment                                             1,228,302              1,233,910
                                                                ------------------     ------------------
                                                                         2,434,553              2,173,294
Less accumulated depreciation                                           (1,380,273)              (956,799)
                                                                ------------------     ------------------
                                                                         1,054,280              1,216,495
                                                                ------------------     ------------------
Goodwill, net of accumulated amortization of $9,015,567 in              11,019,016             13,022,476
  1996 and $7,012,107 in 1995
Deposits and other assets                                                    7,029                  8,359
                                                                ------------------     ------------------
Total assets                                                           $22,708,968            $45,257,465
                                                                ==================     ==================


                LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable and accrued expenses                               $   947,861            $   867,243
   Due to Principal Mutual (Notes 3 and 5)                                 573,576              2,260,905
   Obligations under capital leases - current portion (Note 4)             144,611                139,504
   Other current liabilities                                                96,948                153,250
                                                                ------------------     ------------------
Total current liabilities                                                1,762,996              3,420,902
                                                                ------------------     ------------------

Deferred income taxes (Note 5)                                             167,995                117,537
Obligations under capital leases, less current portion (Note 4)            142,098                280,702

Stockholder's equity:
   Common stock, $.01 par value, 100 shares authorized,                          1                      1
     issued and outstanding
   Additional paid in capital                                           19,999,999             19,999,999
   Retained earnings                                                       635,879             21,430,373
   Unrealized gain on available-for-sale security (net of tax)                  --                  7,951
                                                                ------------------     ------------------
Total stockholder's equity                                              20,635,879             41,438,324
                                                                ------------------     ------------------
Total liabilities and stockholder's equity                             $22,708,968            $45,257,465
                                                                ==================     ==================

See accompanying notes.

                                  UP&UP, INC.
                    (formerly America's Health Plan, Inc.)
                           STATEMENTS OF OPERATIONS


                                                                              YEAR ENDED
                                                                              DECEMBER 31,
                                                                -----------------------------------------
                                                                        1996                   1995
                                                                ------------------     ------------------
Provider network revenue (Note 7)                                      $ 9,963,416            $33,114,763
Provider network revenue - Principal Mutual (Note 3)                     6,216,233              9,514,226
Other revenue (Note 7)                                                     577,365                     --
                                                                ------------------     ------------------
Total revenues                                                          16,757,014             42,628,989
                                                                ------------------     ------------------

Operating expenses:
   Direct contract expenses                                              8,000,367             16,778,156
   General and administrative                                            1,586,977              1,428,247
   Depreciation and amortization                                         2,446,816              2,387,587
                                                                ------------------     ------------------
Total operating expenses                                                12,034,160             20,593,990
                                                                ------------------     ------------------

Other income (expense):
   Interest and other income, net                                          601,370                900,733
   Interest expense                                                        (85,662)               (69,713)
                                                                ------------------     ------------------
Total other income, net                                                    515,708                831,020
                                                                ------------------     ------------------

Income before income taxes                                               5,238,562             22,866,019

Income tax provision (Notes 5)                                           3,033,056              9,848,011
                                                                ------------------     ------------------

Net income                                                             $ 2,205,506            $13,018,008
                                                                ==================     ==================

See accompanying notes.

                                  UP&UP, INC.
                    (formerly America's Health Plan, Inc.)
                      STATEMENTS OF STOCKHOLDER'S EQUITY


                                                Additional        Unrealized
                               Common            Paid-in         Net Gain on          Retained
                                Stock            Capital          Securities          Earnings            Total
                           -------------     --------------    --------------     --------------     ---------------
Balance at
  December 31, 1994        $           1     $   19,999,999                --     $    8,412,365     $    28,412,365

   Net income                         --                 --                --         13,018,008          13,018,008

   Unrealized gain on
    available-for-sale
    security, net of
    income taxes of
    $4,282                            --                 --    $        7,951                 --               7,951
                           -------------     --------------    --------------     --------------     ---------------

Balance at
  December 31, 1995                    1         19,999,999             7,951         21,430,373          41,438,324

   Net income                         --                 --                --          2,205,506           2,205,506

   Dividends paid to Parent           --                 --                --        (23,000,000)        (23,000,000)

   Unrealized gain
    adjustment associated
    with maturity of the
    available-for-sale
    security                          --                 --    $       (7,951)                 --              (7,951)
                           -------------     --------------    --------------     --------------     ---------------

Balance at
  December 31, 1996        $           1     $   19,999,999                --     $      635,879     $    20,635,879
                           =============     ==============    ==============     ==============     ===============


See accompanying notes.

                                  UP&UP, INC.
                    (formerly America's Health Plan, Inc.)
                           STATEMENTS OF CASH FLOWS


                                                                               YEAR ENDED
                                                                               DECEMBER 31,
                                                                -----------------------------------------
                                                                        1996                   1995
                                                                ------------------     ------------------
Operating activities
Net income                                                            $  2,205,506            $13,018,008
Adjustments to reconcile net income to net cash provided by
   operating activities:
       Depreciation and amortization                                     2,446,816              2,387,587
       Deferred taxes                                                       54,740                 (8,387)
       Changes in operating assets and liabilities:
          Accounts receivable                                            5,296,945             (1,214,795)
          Prepaid expenses and other assets                                144,376                 93,154
          Accounts payable and accrued expenses                             80,618               (765,794)
          Due to Principal Mutual                                       (1,687,329)              (558,982)
          Other current liabilities                                        (56,302)               (49,434)
                                                                ------------------     ------------------
Net cash provided by operating activities                                8,485,370             12,901,357

INVESTING ACTIVITIES
Purchases of fixed assets                                                 (271,811)              (636,290)
Maturity (purchase) of investment                                        1,000,000             (1,009,330)
                                                                ------------------     ------------------
Net cash provided by (used in) investing activities                        728,189             (1,645,620)

FINANCING ACTIVITIES
Principal payments on note payable to bank                                      --               (600,000)
Principal payments on capital lease obligations                           (133,497)              (146,947)
Dividends paid to Parent                                               (23,000,000)                    --
                                                                ------------------     ------------------
Net cash used in financing activities                                  (23,133,497)              (746,947)
                                                                ------------------     ------------------

Net (decrease) increase in cash and cash equivalents                   (13,919,938)            10,508,790
Cash and cash equivalents at beginning of period                        20,689,837             10,181,047
                                                                ------------------     ------------------
Cash and cash equivalents at end of period                            $  6,769,899            $20,689,837
                                                                ==================     ==================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest during the period                              $     81,683            $    80,075
                                                                ==================     ==================


See accompanying notes.

                                  UP&UP, INC.
                    (formerly America's Health Plan, Inc.)

                         Notes to Financial Statements
                          December 31, 1996 and 1995


1.  ORGANIZATION

  UP&UP, Inc. (formerly America's Health Plan, Inc.) (the "Company") is a wholly owned subsidiary of Principal Holding Company, Inc. (the "Parent"), which is wholly owned by Principal Mutual Life Insurance Company ("Principal Mutual"). Effective December 1, 1995 the Parent transferred all of the outstanding common stock (100 shares at $0.01 per share) of the Company to Principal Health Care, Inc. ("PHC"), also a wholly owned subsidiary of the Parent. The transfer of stock had no impact on the stockholder's equity or financial position of the Company.

  The Company is a Maryland Corporation which develops and markets its proprietary health care provider network for access by payors of health care costs such as insurers, third-party administrators and unions.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate fair values.

Short Term Investment

  During 1995, the Company purchased a bond with a par value of $1,000,000. The investment was classified as available-for-sale and is stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders equity. The bond matured on December 16, 1996.

Fixed Assets

  Fixed assets are stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the various assets which range from three to ten years. Leased equipment and leasehold improvements are amortized using the straight-line method over the economic life of the asset.

Goodwill

  Goodwill, which resulted from the acquisition of the Company in 1992, is amortized using the straight-line method over a period of ten years.

Income Recognition

  The Company recognizes revenues based on contracted percentage rates of the amount of cost savings realized by payor clients which access the Company's health care provider network.

Income Taxes

  The Company is taxed at corporate rates based on existing tax laws and included in the consolidated federal and state returns filed by its Parent. The income tax provision includes federal and state income taxes both currently payable and deferred because of differences between financial reporting and tax bases of assets and liabilities. Deferred income tax assets or liabilities are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Reclassifications

  Certain amounts for 1995 have been reclassified to conform with the 1996 presentation.

3.  RELATED PARTY TRANSACTIONS

  Approximately 38% and 23% of contract revenue was derived from contracts with Principal Mutual or its subsidiaries during the years ended December 31, 1996 and 1995, respectively.

  The Company periodically invests available cash in a demand deposit pooled investment fund maintained by Principal Mutual. There was $720,544 and $3,150,930 in this fund at December 31, 1996 and 1995, respectively. The Company earned approximately $70,000 and $151,000 on amounts invested in this fund during 1996 and 1995, respectively.

  Principal Mutual charges the Company for certain allocated administrative services provided to the Company including tax, payroll processing, financial management, and other similar services. Total allocated expenses charged were approximately $444,000 and $224,000 in 1996 and 1995, respectively.

4.  LEASE COMMITMENTS

  The Company leases office space under cancelable and noncancelable operating leases. A noncancelable agreement for office space which expires in 1997 will not be renewed. The Company is moving to a new site in 1997 under the terms of a ten-year operating lease agreement. The terms of the lease provide for rent-free periods. For financial reporting purposes, the Company recognizes rent expense on a straight-line basis over the term of the lease. Rent expense for all operating leases for the years ending December 31, 1996 and 1995, was $434,004 and $367,190, respectively.

  The Company has entered into various capital lease agreements for office equipment with a total cost and accumulated amortization of $913,389 and $699,354 respectively, at December 31, 1996.

  Future minimum lease payments under noncancelable operating leases and capital leases at December 31, 1996, together with the present value of the minimum lease payments for capital leases, are as follows:

                                                        CAPITAL LEASES            OPERATING LEASES
                                                   ----------------------     ----------------------
1997                                                             $167,259                 $  182,649
1998                                                              146,338                    493,357
1999                                                                                         500,682
2000                                                                                         508,216
2001 and thereafter                                                                        3,207,317
                                                   ----------------------     ----------------------
                                                                  313,597                 $4,892,221
                                                                              ======================
Less amount representing interest                                  26,888
                                                   ----------------------
Present value of net minimum lease payments                      $286,709
                                                   ======================


5.  INCOME TAXES

  The Company is taxed at corporate rates based on existing tax laws. The Company's taxable income is included in the consolidated federal income and state tax returns filed by Principal Mutual. Due to the inherent differences between income for financial reporting purposes and income tax purposes, the Company's provision for income taxes may not have the customary relationship of taxes to income.

  Principal Mutual has adopted the policy of allocating current income tax expense to members of the consolidated group based upon their pro-rata contribution of taxable income or taxable losses. As of December 31, 1996 and 1995, net current federal and state taxes payable of $155,296 and $1,893,543 are included in the balance due to Principal Mutual. Taxes paid during 1996 and 1995 were approximately $4,717,000 and $10,708,000 respectively.

  Deferred income taxes reflect the net income tax effects of temporary differences between the carrying amounts of fixed assets for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's income taxes as of December 31 are as follows:

                                                        1996                   1995
                                                 -----------------     ------------------
Current:
   Federal                                              $2,453,291             $8,105,926
   State                                                   525,025              1,750,472
                                                 -----------------     ------------------
                                                         2,978,316              9,856,398
Deferred:
   Federal                                                  49,126                 (4,797)
   State                                                     5,614                 (3,590)
                                                 -----------------     ------------------
                                                            54,740                 (8,387)
                                                 -----------------     ------------------
Total income tax expense                                $3,033,056             $9,848,011
                                                 =================     ==================

  Significant differences between income tax expense as included in the financial statements versus income tax calculated at the federal statutory rate are as follows:

                                                         1996                   1995
                                                 -----------------      ------------------
Tax on income at statutory Federal
  rate                                                  $1,833,497              $8,003,106
State taxes, net of Federal benefit                        507,461               1,137,807
Tax effect of non-deductible
  amortization of goodwill                                 701,211                 701,211
Other, net                                                  (9,113)                  5,887
                                                 -----------------      ------------------
                                                        $3,033,056              $9,848,011
                                                 =================      ==================

6.    EMPLOYEE BENEFIT PLANS

  All employees who have attained the age of twenty-one and have completed one year of service are eligible to participate in the Principal Mutual savings plan. Upon eligibility, employees may contribute up to 15% of their compensation up to certain limits. The Company matches 50% of the employee contribution up to 4% of the employee compensation. The Company contributed $36,682 and $38,632 to the 401(k) savings plan in 1996 and 1995, respectively. All employer and employee contributions are vested.

  Commencing January 1, 1995, employees of the Company were also eligible to participate in the defined benefit plans of Principal Mutual. The plans cover substantially all of the Company's employees. The amount charged to pension costs and contributed to the plan during 1996 and 1995 totaled approximately $130,521 and $119,000, respectively.

7.  UNITED PAYORS & UNITED PROVIDERS TRANSACTION

  During 1995, the Company entered into an agreement with an affiliate, United Payors & United Providers, Inc. ("UP&UP") which is 38.1% owned by PHC, to transfer approximately 40% of the Company's client base to UP&UP. The Company received a management fee and was reimbursed by UP&UP for expenses incurred in administering clients up to the date when clients effectively transferred. The total management fee earned under this agreement during 1996 was $577,365.

8.  SUBSEQUENT EVENT

  On September 29, 1997, UP&UP acquired all of the outstanding stock of the Company for a purchase price of approximately $14.8 million, with the potential of additional contingent consideration through 2001.

9.  CONTINGENCIES

  The Company is being sued for breach of contract and fraud by a health care provider organization. The suit seeks $10 million in damages for breach of a contract that the Company believes was never formed. The suit also seeks punitive damages. The suit is being contested vigorously. Management believes the action is without merit and that the plaintiff's loss calculation is flawed. However, the Company is currently unable to estimate the likelihood of success of the suit or any potential damages.

                        REPORT OF INDEPENDENT AUDITORS



The Board of Directors
UP&UP, Inc.

We have audited the accompanying balance sheets of UP&UP, Inc. (formerly America's Health Plan, Inc.) as of December 31, 1996 and 1995, and the related statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UP&UP, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                         ERNST & YOUNG, LLP



Washington, D.C.
February 21, 1997, except for
Note 8 as to which the date is
September 29, 1997

                                  UP&UP, INC.
                    (formerly America's Health Plan, Inc.)
                            UNAUDITED BALANCE SHEET
                                 June 30, 1997


                                    ASSETS
Current assets:
     Cash and cash equivalents                                 $  8,725,864
     Accounts receivable                                          3,424,519
     Other current assets                                           148,910
                                                               ------------
Total current assets                                             12,299,293
                                                               ------------

Fixed assets, net                                                 1,130,097
Intangible and other assets, net                                 10,023,836
                                                               ------------
Total assets                                                   $ 23,453,226
                                                               ============

                     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Accounts payable and accrued expenses                     $  1,470,693
     Income and other taxes payable                                 293,912
     Notes payable and capital lease                                154,216
                                                               ------------
Total current liabilities                                         1,918,821
Deferred income taxes                                               227,092
Notes payable and capital leases, less current portion               62,509
                                                               ------------
Total liabilities                                                 2,208,422
                                                               ------------

Stockholder's equity:
     Common stock, $0.01 par value, 100 shares authorized,
       issued and outstanding                                             1
     Additional paid-in capital                                  19,999,999
     Retained earnings                                            1,244,804
                                                               ------------
Total stockholder's equity                                       21,244,804
                                                               ------------

Total liabilities and stockholder's equity                     $ 23,453,226
                                                               ============

See accompanying notes.

                                  UP&UP, INC.
                    (formerly America's Health Plan, Inc.)
                      UNAUDITED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996


                                           1997          1996
                                       -----------   -----------

Provider network revenue               $ 7,324,022   $ 8,452,579
Other revenue                               36,650       375,324
                                       -----------   -----------
Total revenue                            7,360,672     8,827,903
                                       -----------   -----------

Operating expenses:
     Direct contract expenses            3,761,863     3,976,018
     General and administrative            776,008       773,330
     Depreciation and amortization       1,219,868     1,220,341
                                       -----------   -----------
Total operating expenses                 5,757,739     5,969,689
                                       -----------   -----------

Other income (expense):
     Interest and other income, net        177,149       383,450
     Interest expense                      (13,657)      (22,393)
                                       -----------   -----------
Total other income, net                    163,492       361,057
                                       -----------   -----------

Income before income taxes               1,766,425     3,219,271

Income tax provision                     1,157,500     1,827,680
                                       -----------   -----------

Net income                             $   608,925   $ 1,391,591
                                       ===========   ===========

See accompanying notes.

                                  UP&UP, INC.
                    (formerly America's Health Plan, Inc.)
                      UNAUDITED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                                               1997           1996
                                                           -----------     -----------
Operating activities:
Net income                                                 $   608,925     $ 1,391,591
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                             1,219,868       1,220,341
   Deferred taxes                                               59,097           1,975
   (Gain)/loss on disposal of fixed assets                       1,309            (315)
   Changes in operating assets and liabilities:
     Accounts receivable                                       (22,938)      3,955,398
     Other current assets                                      607,067        (280,461)
     Accounts payable and accrued expenses                       7,603        (503,565)
     Income taxes payable                                     (159,719)     (1,894,157)
                                                           -----------     -----------
Net cash provided by operating activites                     2,321,212       3,890,807
                                                           -----------     -----------
Investing activities:
  Proceeds from disposal of fixed assets                         8,731           6,300
  Purchases of fixed assets                                   (303,995)       (144,649)
                                                           -----------     -----------
Net cash used in investing activities                         (295,264)       (138,349)
                                                           -----------     -----------
Financing activities:
  Principal payments on capital lease obligations              (69,983)        (65,166)
  Dividends to parent                                                -     (17,000,000)
                                                           -----------     -----------
Net cash used in financing activities                          (69,983)    (17,065,166)
                                                           -----------     -----------

Net increase (decrease) in cash and cash equivalents         1,955,965     (13,312,708)
Cash and cash equivalents at beginning of period             6,769,899      20,689,837
                                                           -----------     -----------
Cash and cash equivalents at end of period                 $ 8,725,864     $ 7,377,129
                                                           ===========     ===========

See accompanying notes.

                                  UP&UP, INC.
                    (formerly America's Health Plan, Inc.)
                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.  NATURE OF OPERATIONS AND ORGANIZATION

  UP&UP, Inc. (formerly America's Health Plan, Inc.) is an indirect wholly-owned subsidiary of Principal Mutual Life Insurance Company. UP&UP, Inc. is a Maryland Corporation which develops and markets its proprietary health care provider network for access by payors of health care costs such as insurers, third-party administrators and unions.

2. UNAUDITED INFORMATION

  The financial statements for the six months ended June 30, 1997 and 1996 have not been audited but, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information set forth therein. The results of operations for the six months ended June 30, 1997 and 1996 are not necessarily indicative of the results to be expected for the full year or in the future.

3. SUBSEQUENT EVENT

  On September 29, 1997, all of the Company's outstanding common stock was acquired by United Payors & United Providers, Inc. for a purchase price of approximately $14.8 million with additional contingent purchase price payments through the year 2001 possible, if revenues exceed pre-determined targets.

(b)  Pro Forma Consolidated Financial Information.

                    UNITED PAYORS & UNITED PROVIDERS, INC.

                      PRO FORMA CONSOLIDATED INFORMATION
                                  (UNAUDITED)

                                 INTRODUCTION

  The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of United Payors & United Providers, Inc. (the "Company") and the historical results of operations of UP&UP, Inc. (formerly America's Health Plan, Inc.) The unaudited pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. These pro forma financial statements have been prepared to illustrate the effects of the consummation of the acquisition of UP&UP, Inc. by the Company. The pro forma financial information and accompanying notes thereto should be read in conjunction with the historical consolidated financial statements of the Company and other information contained in this Form 8-K, including the historical financial statements of UP&UP, Inc .

  The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997 presents, on a pro forma basis, the balance sheet of the Company and UP&UP, Inc. assuming that the acquisition of UP&UP, Inc. had been consummated on June 30, 1997.

  The Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 presents, on a pro forma basis, the results of operations of the Company and the results of operations of UP&UP, Inc. assuming that the acquisition of UP&UP, Inc. had been consummated on January 1, 1996.

  The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 presents, on a pro forma basis, the results of operations of the Company and the results of operations of UP&UP, Inc. assuming that the acquisition of UP&UP, Inc. had been consummated on January 1, 1996.

  The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of what the Company's consolidated financial position or consolidated results of operations would actually have been had the acquisition been completed on such dates, or to project the Company's consolidated financial position for any future period or the Company's consolidated results of operations for any future period.

                    UNITED PAYORS & UNITED PROVIDERS, INC.
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997


                                                UNITED PAYORS         UP&UP, INC.
                                                  & UNITED        (FORMERLY AMERICA'S      PRO FORMA          PRO FORMA
                                               PROVIDERS, INC.     HEALTH PLAN, INC.)     ADJUSTMENTS       CONSOLIDATED
                                               ---------------    -------------------  ---------------     ---------------
                                     ASSETS
Current assets:
  Cash and cash equivalents                    $    11,219,418     $     8,725,864     $   (12,803,622)(a) $     7,141,660
  Short-term investments                            11,695,919                   -                   -          11,695,919
  Accounts receivable                                9,679,016           3,424,519          (1,553,820)(b)      11,549,715
  Deferred income taxes                                260,300                   -                   -             260,300
  Other current assets                                 297,288             148,910                   -             446,198
                                               ---------------     ---------------     ---------------     ---------------
Total current assets                                33,151,941          12,299,293         (14,357,442)         31,093,792
                                               ---------------     ---------------     ---------------     ---------------

Fixed assets, net                                    3,261,817           1,130,097            (200,000)(c)       4,191,914
Advances to contracting providers, net              11,933,009                   -                   -          11,933,009
Investments                                          1,811,406                   -                   -           1,811,406
Intangible and other assets, net                     9,659,215          10,023,836           5,360,546 (d)      25,043,597
                                               ---------------     ---------------     ---------------     ---------------
Total assets                                   $    59,817,388     $    23,453,226     $    (9,196,896)    $    74,073,718
                                               ===============     ===============     ===============     ===============

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses        $     6,140,096     $     1,470,693     $     2,275,000 (e) $     9,885,789
  Income and other taxes payable                     1,016,571             293,912                   -           1,310,483
  Notes payable and capital lease                       15,994             154,216          10,000,000 (f)      10,170,210
                                               ---------------     ---------------     ---------------     ---------------
Total current liabilities                            7,172,661           1,918,821          12,275,000          21,366,482
Deferred income taxes                                        -             227,092            (227,092)(g)               -
Non-current accrued expense                            400,000                   -                   -             400,000
Notes payable and capital leases,
  less current portion                                  99,281              62,509                   -             161,790
                                               ---------------     ---------------     ---------------     ---------------
Total liabilities                                    7,671,942           2,208,422          12,047,908          21,928,272
                                               ---------------     ---------------     ---------------     ---------------
Stockholders' equity:
  Convertible preferred stock, $0.01 par
    value, 5,000,000 shares authorized,
    none issued and outstanding                              -                   -                   -                   -
  Common stock, $0.01 par value,
    35,000,000 shares authorized,
    11,573,636 shares issued                           115,736                   1                  (1)(h)         115,736
  Additional paid-in capital                        37,086,505          19,999,999         (19,999,999)(h)      37,086,505
  Deferred compensation                             (1,265,500)                  -                   -          (1,265,500)
  Retained earnings                                 16,746,070           1,244,804          (1,244,804)(h)      16,746,070
  Less treasury stock, 47,050 shares, at cost         (537,365)                  -                   -            (537,365)
                                               ---------------     ---------------     ---------------     ---------------
Total stockholders' equity                          52,145,446          21,244,804         (21,244,804)         52,145,446
                                               ---------------     ---------------     ---------------     ---------------
Total liabilities and stockholders' equity     $    59,817,388     $    23,453,226     $    (9,196,896)    $    74,073,718
                                               ===============     ===============     ===============     ===============

See accompanying notes

                    UNITED PAYORS & UNITED PROVIDERS, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                            UP&UP, Inc.
                                        United Payors        (Formerly
                                          & United           America's         Pro Forma        Pro Forma
                                       Providers, Inc.   Health Plan, Inc.)   Adjustments        Combined
                                       ---------------   -----------------    -----------      -----------

Provider network revenue                   $17,299,034         $ 7,324,022    $  (160,415) (b)  24,462,641
Utilization management services              9,777,315                   -              -        9,777,315
Other revenue                                  202,066              36,650              -          238,716
                                           -----------         -----------    -----------      -----------
Total revenue                               27,278,415           7,360,672       (160,415)      34,478,672
                                           -----------         -----------    -----------      -----------

Operating expenses:
     Direct contract expenses               12,915,916           3,761,863        468,750  (i)  17,146,529
     General and administrative              3,019,511             776,008              -        3,795,519
     Depreciation and amortization             655,797           1,219,868       (612,284) (j)   1,263,381
                                           -----------         -----------    -----------      -----------
Total operating expenses                    16,591,224           5,757,739       (143,534)      22,205,429
                                           -----------         -----------    -----------      -----------

Other income (expense):
     Interest and other income, net            752,058             177,149       (706,371) (k)     222,836
     Interest expense                           (8,764)            (13,657)      (400,000) (l)    (422,421)
                                           -----------         -----------    -----------      -----------
Total other income (expense), net              743,294             163,492     (1,106,371)        (199,585)
                                           -----------         -----------    -----------      -----------

Income before income taxes                  11,430,485           1,766,425     (1,123,252)      12,073,658

Income tax (provision) benefit              (4,619,573)         (1,157,500)       887,242  (m)  (4,889,831)
                                           -----------         -----------    -----------      -----------

Net income                                 $ 6,810,912         $   608,925    $  (236,010)     $ 7,183,827
                                           ===========         ===========    ===========      ===========
Net income per share                       $      0.58                                         $      0.61
                                           ===========                                         ===========
Weighted average shares
     outstanding                            11,682,098                                          11,682,098
                                           ===========                                         ===========

See accompanying notes.

                 UNITED PAYORS & UNITED PROVIDERS, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                     UP&UP, Inc.
                                               United Payors          (Formerly
                                               & United               America's           Pro Forma              Pro Forma
                                               Providers, Inc.    Health Plan, Inc.)     Adjustments             Combined
                                               ---------------    -----------------    ---------------        ---------------

Provider network revenue                         $  30,992,191      $    16,179,649    $       150,413  (b)        47,322,253
Utilization management services                      4,190,476                    -                  -              4,190,476
Other revenue                                          266,662              577,365                  -                844,027
                                               ---------------      ---------------    ---------------        ---------------
          Total revenue                             35,449,329           16,757,014            150,413             52,356,756
                                               ---------------      ---------------    ---------------        ---------------

Operating expenses:
Direct contract expenses                            15,294,892            8,000,367            962,500  (i)        24,257,759
General and administrative                           2,783,212            1,586,977                  -              4,370,189
Depreciation and amortization                          538,593            2,446,816         (1,224,568) (j)         1,760,841
                                               ---------------      ---------------    ---------------        ---------------
          Total operating expenses                  18,616,697           12,034,160           (262,068)            30,388,789
                                               ---------------      ---------------    ---------------        ---------------

Other income (expense):
Interest and other income, net                       1,034,034              601,370         (1,359,047) (k)           276,357
Interest expense                                       (62,867)             (85,662)          (800,000) (l)          (948,529)
                                               ---------------      ---------------    ---------------        ---------------
          Total other income (expense), net            971,167              515,708         (2,159,047)              (672,172)
                                               ---------------      ---------------    ---------------        ---------------

Income before income taxes                          17,803,799            5,238,562         (1,746,566)            21,295,795

Income tax (provision) benefit                      (7,158,000)          (3,033,056)         1,566,259  (m)        (8,624,797)
                                               ---------------      ---------------    ---------------        ---------------

Net income                                        $ 10,645,799          $ 2,205,506        $  (180,307)           $12,670,998
                                               ===============      ===============    ===============        ===============

Net income per share                              $       1.05                                                $          1.25
                                               ===============                                                ===============
Weighted average shares
  outstanding                                       10,125,699                                                     10,125,699
                                               ===============                                                ===============

See accompanying notes.

                    UNITED PAYORS & UNITED PROVIDERS, INC.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(a) Adjustment reflects the net effect on cash of the following:

     Borrowing from line of credit with NationsBank, N.A.         $ 10,000,000
     Payment of purchase price and transaction expenses
       of $325,000                                                 (15,075,000)
     Dividend by UP&UP, Inc. to its former parent
       immediately prior to closing                                 (7,728,622)
                                                                  ------------
                                                                  ($12,803,622)
                                                                  ============

(b) Adjustment to conform revenue recognition method of UP&UP, Inc. to that of the Company.

(c) Adjustment to provide for the disposal of fixed assets of UP&UP, Inc.

(d) Adjustment reflects the net effect of the elimination of existing UP&UP, Inc. goodwill ($10,017,286) and the excess cost of the acquisition over the fair value of the assets acquired determined as follows:

     Cash paid, including transaction expenses         $15,075,000
     Liabilities assumed in excess of fair value of
       tangible assets                                     302,832
                                                       -----------
     Excess cost over fair value                       $15,377,832
                                                       ===========

(e) Adjustment reflects the accrual of costs related to the acquisition including the assumption of an unfavorable lease, severance and transition costs of certain UP&UP, Inc. employees and a provision for an ongoing legal matter involving UP&UP, Inc.

(f) Adjustment reflects the borrowing from line of credit.

(g) Adjustment to eliminate deferred taxes of UP&UP, Inc.

(h) Adjustment to eliminate the equity and retained earnings of UP&UP, Inc.

(i) Adjustment reflects the effect of provider credentialing expense.

(j) Adjustment to reflect the amortization of goodwill arising from the acquisition of UP&UP, Inc.

(k) Adjustment to reflect the reduction of interest income as a result of the cash payment of the purchase price, acquisition costs and the dividend by UP&UP, Inc. to its former parent immediately prior to closing.

(l) Adjustment to reflect interest expense on borrowing from the existing line of credit.

(m) Adjustment to reflect income tax effect of adjustments relating to the acquisition, including the net effect of the deductibility of the amortization of goodwill arising from the acquisition by the Company for income tax purposes versus the non-deductibility of the amortization of goodwill of UP&UP, Inc.